UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2023

RumbleOn, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38248	46-3951329
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 W Walnut Hill Lane Irving, Texas 75038	75038
(Address of Principal Executive Offices)	(Zip Code)

(214) 771-9952

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Standby Purchase Agreement

On August 8, 2023 (the “Effective Date”), RumbleOn, Inc., a Nevada corporation (the “Company” or “RumbleOn”), entered into a Standby Purchase Agreement (the “Purchase Agreement”) with Mark Tkach (“Tkach”), William Coulter (“Coulter”) and Stone House Capital Management, LLC, a Delaware limited liability company (“Stone House” and, collectively with Tkach and Coulter, the “Standby Purchasers”). The Purchase Agreement provides that, among other things:

●	The Company proposes to conduct a rights offering (the “Rights Offering”) in which it will distribute, at no charge, to each holder of record of its outstanding shares of Class A common stock, par value $0.001 per share, Class B common stock, par value $0.001 per share (the “Class B common stock”), and certain outstanding warrants to purchase shares of Class B common stock (collectively, the “Eligible Securityholders”) non-transferable rights (the “Subscription Rights”) to subscribe for and purchase shares of Class B common stock. The aggregate subscription price of all shares of Class B common stock to be offered in the Rights Offering is approximately $100.0 million. The Company has not yet determined the per share purchase price (the “Subscription Price”) payable for shares of Class B common stock to be issued upon the exercise of the Subscription Rights. The Purchase Agreement provides that the Subscription Price will be set at a level which, in the good faith discretion of a special committee of the Board of Directors of the Company, reflects a sufficient discount from recent trading prices of the Class B common stock to achieve broad based participation by shareholders of the Company in the Rights Offering; provided, however, that the Subscription Price shall not be higher than $6.15 per share of Class B common stock. The Company has not yet set a record date for the Rights Offering or determined the duration of the subscription period during which Subscription Rights will be exercisable. The Company will not commence the Rights Offering until it has filed a registration statement covering the shares of Class B common stock issuable upon exercise of the Subscription Rights with the Securities and Exchange Commission and such registration statement has been declared effective.

●	Within two business days after the closing of the Rights Offering, the Standby Purchasers will purchase from the Company in a private placement (the “Backstop Private Placement”) any shares of Class B common stock included in the Rights Offering that were not subscribed for and purchased by Eligible Securityholders (collectively, the “Backstop Securities”) for the same per share Subscription Price payable by Eligible Securityholders electing to exercise their Subscription Rights in the Rights Offering. The Purchase Agreement allocates the obligation to purchase unsubscribed shares among the Standby Purchasers as follows: (i) Tkach: 25%; (ii) Coulter: 25%; and (iii) Stone House: 50%. The Standby Purchasers are not entitled to receive a fee for the commitment made by them under the Purchase Agreement. They are, however, entitled to receive reimbursement of reasonable expenses related to the Purchase Agreement and the Rights Offering.

The Purchase Agreement contains customary representations from the Company, on the one hand, and the Standby Purchasers, severally and not jointly, on the other hand. It also contains customary covenants on the part of the parties, including, but not limited to, covenants relating to the filing and effectiveness of the registration statement relating to the Rights Offering, the listing of the Class B common stock sold to the Standby Purchasers on Nasdaq, public announcements, and indemnification. Under the Purchase Agreement, the Standby Purchasers acknowledged that any shares of Class B common stock sold to them have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold absent registration or an available exemption. The Purchase Agreement does not provide any registration rights to the Standby Purchasers in respect of any Backstop Securities that may be sold to them.

Pursuant to the terms of the Purchase Agreement, the Backstop Private Placement is expected to close no later than two business days after the closing of the Rights Offering. Completion of the Backstop Private Placement is subject to customary closing conditions, including completion of the Rights Offering and the accuracy as of the closing of the representations and warranties made by each party. The Purchase Agreement contains customary termination rights for each of the Company and the Standby Purchasers, including provisions contemplating that it may be terminated (i) by mutual written consent of such parties; (ii) by either such party upon the other party’s uncured material breach of any obligation under the Purchase Agreement; (iii) by the Company, if it determines not to proceed with the Rights Offering or (iv) by the Standby Purchasers, if the proposed Rights Offering has not been consummated by December 1, 2023.

Subject to the terms and conditions of the Purchase Agreement, the Company has also agreed to provide Stone House with the right to designate one nominee to the Board of Directors of the Company not later than 60 days after the date of the Purchase Agreement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the document, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above with regard to the Backstop Private Placement is incorporated herein by reference.

The Company expects the issuance of the Backstop Securities to be made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act for a transaction by an issuer not involving any public offering. Each of the Standby Purchasers has represented that it is an “accredited investor” and that it is acquiring the Backstop Securities for investment only and not with a view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws.

The Company does not expect to pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts and commissions, in connection with the issuance of the Backstop Securities.

Item 8.01 Other Events.

The Company issued a press release announcing the proposed Rights Offering and entry into the Purchase Agreement in connection with the Backstop Private Placement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding the Company’s plans to launch the Rights Offering, the transactions contemplated by the Purchase Agreement, the anticipated final terms, timing and completion of the proposed Rights Offering and proposed Backstop Private Placement, the use of proceeds from the proposed Rights Offering and proposed Backstop Private Placement and other matters. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “hopes,” “may,” “plan,” “possible,” “potential,” “predicts,” “projects,” “should,” “targets,” “would” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including, but not limited to, risks and uncertainties related to: whether the proposed transactions will be completed in a timely manner, or at all; the risk that all of the closing conditions under the Purchase Agreement will not be satisfied; the occurrence of any event, change or other circumstance that could cause the Company not to proceed with the Rights Offering or give rise to the termination of the Purchase Agreement; the determination of the final terms of the proposed Rights Offering and proposed Backstop Private Placement; market and other conditions; the satisfaction of customary closing conditions related to the proposed Rights Offering; risks related to the diversion of management’s attention from RumbleOn’s ongoing business operations; the impact of general economic, industry or political conditions in the United States or internationally, as well as the other risk factors set forth under the caption “Risk Factors” in RumbleOn’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, RumbleOn’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and in any other subsequent filings made with the SEC by RumbleOn. There can be no assurance that RumbleOn will be able to complete the proposed Rights Offering and proposed Backstop Private Placement on the anticipated terms, or at all. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and RumbleOn specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Purchase Agreement, dated as of August 8, 2023, by and among the Company, Mark Tkach, William Coulter and Stone House Capital Management, LLC
99.1	Press Release dated August 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: August 11, 2023	By:	/s/ Blake Lawson
Blake Lawson
Chief Financial Officer

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